UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2015

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 25, 2015, the Board of Directors (the “Board”) of Getty Realty Corp., a Maryland corporation (the “Company”), declared a special dividend of $0.22 per share (the “Special Dividend”) on its shares of common stock, par value $0.01 per share (the “Common Stock”). The Special Dividend will be payable in either Common Stock or cash to, and at the election of, the shareholders of record as of December 14, 2015 (the “Record Date”). The aggregate amount of cash to be distributed by the Company will be a minimum of 20% of the total distribution (the “Minimum Cash Distribution”) and a maximum of 40% of the total distribution (the “Maximum Cash Distribution”), with the remainder to be paid in shares of Common Stock.

The Special Dividend will be payable on January 12, 2016 to shareholders of record as of the close of business on the Record Date. Shareholders will have the right to elect, on or prior to January 5, 2016 (the “Election Deadline”), to be paid their pro rata portion of the Special Dividend all in Common Stock (a “Share Election”) or all in cash (a “Cash Election”); provided, however, that the total amount of cash payable to all shareholders in the Special Dividend is subject to the Minimum Cash Distribution and the Maximum Cash Distribution, as described below, with the balance of the Special Dividend payable in the form of Common Stock. Election forms will be mailed to all shareholders beginning on December 15, 2015 and must be returned on or before the Election Deadline to be effective.

If the aggregate amount of shareholder Cash Elections exceeds the Maximum Cash Distribution, then the payment of such Cash Election will be made on a pro rata basis to shareholders making the Cash Election such that the aggregate amount paid in cash to all shareholders equals the Maximum Cash Distribution. Shareholders making a Share Election or failing to timely return a properly completed election form before the Election Deadline will receive the Special Dividend solely in shares of Common Stock unless the Minimum Cash Distribution has not been met, in which case cash will be allocated on a pro rata basis to those shareholders until the Minimum Cash Distribution has been met. The amount of Common Stock to be distributed will be determined based upon the average closing price of the Common Stock during the three trading days immediately following Election Deadline.

On December 15, 2015, the Company expects that Computershare, as the Company’s election agent, will begin distributing election materials to the holders of record, including an election form and additional information regarding the Special Dividend.

A copy of the Company’s press release announcing the Special Dividend is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Getty Realty Corp., dated November 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: November 30, 2015	By:	/s/ Christopher J. Constant
Christopher J. Constant
Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Getty Realty Corp. dated November 30, 2015